Exhibit 10.1

COMMON UNIT

PURCHASE AGREEMENT

by and among

MGG MIDSTREAM HOLDINGS, L.P.,

MAGELLAN MIDSTREAM HOLDINGS, L.P.

and

THE PURCHASERS PARTY HERETO

Table of Contents

ARTICLE I DEFINITIONS

Section 1.01	Definitions	1
Section 1.02	Accounting Procedures and Interpretation	4

ARTICLE II AGREEMENT TO SELL AND PURCHASE

Section 2.01	Sale and Purchase	5
Section 2.02	Closing	5
Section 2.03	Selling Unitholder Deliveries	5
Section 2.04	Partnership Deliveries	6
Section 2.05	Purchasers’ Deliveries	6
Section 2.06	Independent Nature of Purchasers’ Obligations and Rights	7

ARTICLE III REPRESENTATIONS AND WARRANTIES AND COVENANTS RELATED TO THE PARTNERSHIP AND THE SELLING UNITHOLDER

Section 3.01	Valid Existence; No Conflicts/Violations/Breaches	7
Section 3.02	SEC Documents	8
Section 3.03	No Registration	8
Section 3.04	Authorization; Enforceability	9
Section 3.05	Permits/Laws	8
Section 3.06	No Investment Company	10
Section 3.07	Approvals	10
Section 3.08	MLP Status	10
Section 3.09	Form S-3 Eligibility	10
Section 3.10	Listing of Units	10
Section 3.11	Subsequent Offerings	10
Section 3.12	No Integration	10
Section 3.13	Valid Issuance of Purchased Units	10
Section 3.14	No Material Adverse Change	11
Section 3.15	Preemptive Rights or Registration Rights	11
Section 3.16	Tax Information	11
Section 3.17	Public Filing	11
Section 3.18	No Brokerage Fee	11
Section 3.19	No Side Agreements	11

ARTICLE IV REPRESENTATIONS AND WARRANTIES AND COVENANTS RELATED TO THE SELLING UNITHOLDER

Section 4.01	Valid Title; No Liens; Use of Proceeds	12
Section 4.02	Existence; No Breach	12
Section 4.03	Authorization; Enforceability	12
Section 4.04	No Brokerage Fee	13
Section 4.05	Selling Unitholder Lock-Up	13
Section 4.06	No Side Agreements	13
Section 4.07	Approvals	13
Section 4.08	No Rights of First Refusal	13

Schedule A — List of Purchasers and Commitment Amounts

Schedule B — Notice and Contact Information

Exhibit A — Form of Registration Rights Agreement

COMMON UNIT PURCHASE AGREEMENT

This COMMON UNIT PURCHASE AGREEMENT, dated as of April 3, 2007 (this “Agreement”), is by and among MGG MIDSTREAM HOLDINGS, L.P., a Delaware limited partnership (the “Selling Unitholder”), MAGELLAN MIDSTREAM HOLDINGS, L.P., a Delaware limited partnership (the “Partnership”) and each of the purchasers set forth in Schedule A hereto (each a “Purchaser” and, collectively, the “Purchasers”).

WHEREAS, the Selling Unitholder desires to sell to each of the Purchasers, and each of the Purchasers desires, severally and not jointly, to purchase from the Selling Unitholder, certain Common Units, in accordance with the provisions of this Agreement; and

WHEREAS, the Partnership has agreed to provide the Purchasers with certain registration rights with respect to the Common Units acquired pursuant hereto.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows (in the case of the Purchasers, severally and not jointly):

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to a specified Person, any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, “controlling”, “controlled by”, and “under common control with”) means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph.

“Basic Documents” means, collectively, this Agreement, the Registration Rights Agreement, the Non-Disclosure Agreements and any and all other agreements or instruments executed and delivered by the Parties on even date herewith or at the Closing relating to the sale of the Purchased Units, or any amendments, supplements, continuations or modifications thereto.

“Business Day” means any day other than a Saturday, Sunday, any federal legal holiday or day on which banking institutions in the State of New York or State of Oklahoma are authorized or required by law or other governmental action to close.

“Closing” shall have the meaning specified in Section 2.02.

“Closing Date” shall have the meaning specified in Section 2.02.

“Commission” means the United States Securities and Exchange Commission.

“Common Unit Purchase Price” shall have the meaning specified in Section 2.01(b).

“Common Units” means the common units representing limited partner interests in the Partnership.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of December 21, 2005, among the Selling Unitholder, the Partnership, the several banks and other financial institutions or entities from time to time parties to the Credit Agreement, Goldman Sachs Credit Partners L.P., as sole lead arranger and joint bookrunner, Lehman Commercial Paper Inc., as syndication agent, and Goldman Sachs Credit Partners L.P., as administrative agent.

“Credit Agreement Lien” shall have the meaning specified in Section 4.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority” means, with respect to a particular Person, any country, state, county, city and political subdivision in which such Person or such Person’s Property is located or that exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them and any monetary authority that exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein with respect to the Selling Unitholder means a Governmental Authority having jurisdiction over the Selling Unitholder, its Subsidiaries or any of their respective Properties.

“Indemnified Party” shall have the meaning specified in Section 6.03.

“Indemnifying Party” shall have the meaning specified in Section 6.03.

“Law” means any federal, state, local or foreign order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation.

“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purpose of this Agreement, a Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

“Lock-Up Date” means 60 days from the Closing Date.

“Non-Disclosure Agreements” means collectively (i) the Confidentiality Agreement, dated March 19, 2007, by and between Atlantic Trust Company, N.A. and the Partnership, (ii) the Confidentiality Agreement, dated March 28, 2007, by and between Carlson Capital, L.P. and the Partnership, (iii) the Confidentiality Agreement, dated March 20, 2007, by and between Fiduciary Asset Management, LLC and the Partnership, (iv) the Confidentiality Agreement, dated March 21, 2007, by and between Flinn Asset Management, LLC and the Partnership, (v) the Confidentiality Agreement, dated March 19, 2007, by and between GPS Partners LLC and the Partnership, (vi) the Confidentiality Agreement, dated March 21, 2007, by and between Karlin Holdings LP (GKM Capital) and the Partnership, (vii) the Confidentiality Agreement, dated March 21, 2007, by and between Kayne Anderson Capital Advisors, L.P. and the Partnership, (viii) the Confidentiality Agreement, dated March 26, 2007, by and between Lehman Brothers MLP Opportunity Fund L.P. and the Partnership, (ix) the Confidentiality Agreement, dated March 20, 2007, by and between Swank Capital, LLC and the Partnership, (x) the Confidentiality Agreement, dated March 21, 2007, by and between Talkot Capital LLC and the Partnership, (xi) the Confidentiality Agreement, dated March 21, 2007, by and between Tortoise Capital Advisors, L.L.C. and the Partnership and (xii) the Confidentiality Agreement, dated March 21, 2007, by and between Zimmer Lucas Partners, L.L.C. and the Partnership.

“NYSE” shall mean The New York Stock Exchange, Inc.

“Parties” means the Selling Unitholder, the Partnership and the Purchasers.

“Partnership” has the meaning set forth in the introductory paragraph.

“Partnership Agreement” means the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership dated February 15, 2006, as may be amended from time to time.

“Partnership GP” means Magellan Midstream Holdings GP, LLC, a Delaware limited liability company and the general partner of the Partnership.

“Partnership Material Adverse Effect” shall have the meaning specified in Section 3.01.

“Partnership Related Parties” shall have the meaning specified in Section 6.02.

“Partnership Securities” means any class or series of equity interest in the Partnership, including, without limitation, Common Units.

“Person” means any individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Price” means, with respect to a particular Purchaser, the monetary commitment amount equal to the product of the number of Purchased Units for such Purchaser multiplied by the Common Unit Purchase Price.

“Purchased Units” means with respect to each Purchaser, the number of Common Units as set forth opposite such Purchaser’s name on Schedule A hereto.

“Purchaser” and “Purchasers” each has the meaning set forth in the introductory paragraph.

“Purchaser Related Parties” shall have the meaning specified in Section 6.01.

“Registration Rights Agreement” means the Registration Rights Agreement, to be entered into at the Closing, between the Partnership and the Purchasers in the form attached hereto as Exhibit A.

“Representatives” of any Person means the officers, directors, managers, employees, agents, counsel, accountants, Affiliates, control persons, investment bankers and other representatives of such Person.

“SEC Documents” shall have the meaning specified in Section 3.02.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder.

“Selling Unitholder” has the meaning set forth in the introductory paragraph.

“Selling Unitholder GP” means MGG Midstream Holdings GP, LLC, a Delaware limited liability company.

“Selling Unitholder Material Adverse Effect” shall have the meaning specified in Section 4.02.

“Selling Unitholder Related Parties” shall have the meaning specified in Section 6.02.

“Subsidiary” means, as to any Person, any corporation or other entity of which: (i) such Person or a Subsidiary of such Person is a general partner or manager; (ii) at least a majority of the outstanding equity interest having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether or not at the time any equity interest of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries; or (iii) any corporation or other entity as to which such Person consolidates for accounting purposes.

“Transfer Agent” means UMB Bank, n.a., as transfer agent.

Section 1.02 Accounting Procedures and Interpretation. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Purchasers hereunder shall be prepared, in accordance with GAAP applied on a consistent basis during the periods involved

(except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the Commission) and in compliance as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.

ARTICLE II

AGREEMENT TO SELL AND PURCHASE

Section 2.01 Sale and Purchase.

(a) Subject to the terms and conditions hereof, the Selling Unitholder hereby agrees to sell to each Purchaser and each Purchaser, severally and not jointly, hereby agrees to purchase from the Selling Unitholder, the number of Purchased Units as set forth on Schedule A (such number of Purchased Units set forth thereon with respect to each Purchaser), and each Purchaser agrees to pay the Selling Unitholder the Common Unit Purchase Price for each Purchased Unit as set forth in paragraph (b) below.

(b) The amount per Common Unit each Purchaser will pay to the Selling Unitholder to purchase the Purchased Units (the “Common Unit Purchase Price”) hereunder shall be $24.50; provided, however, that if the Closing Date is after the record date for the distribution to unitholders with respect to the quarter ended March 31, 2007, the Purchase Price shall be reduced by the amount per unit of such distribution.

Section 2.02 Closing. Subject to the terms and conditions hereof, the consummation of the purchase and sale of the Purchased Units hereunder (the “Closing”) shall take place on the date of execution of this Agreement (the “Closing Date”) at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas.

Section 2.03 Selling Unitholder Deliveries. At the Closing, subject to the terms and conditions hereof, the Selling Unitholder will deliver, or cause to be delivered, to the Purchasers:

(a) Copies of the Certificate of Limited Partnership of the Selling Unitholder and of the Certificate of Formation of the Selling Unitholder GP, each certified by the Secretary of State of the jurisdiction of its formation as of a recent date;

(b) A certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that each of the Selling Unitholder and the Selling Unitholder GP is in good standing;

(c) A certificate or certificates representing the Purchased Units (bearing the legend set forth in Section 5.09) and meeting the requirements of the Partnership Agreement, free and clear of any Liens, other than transfer restrictions under applicable federal and state securities laws;

(d) A cross-receipt executed by the Selling Unitholder and delivered to each Purchaser certifying that it has received the Purchase Price with respect to such Purchaser as of the Closing Date; and

(e) A certificate of the Secretary or Assistant Secretary of the Selling Unitholder GP, on behalf of itself and the Selling Unitholder, certifying as to (1) the Selling Unitholder partnership agreement, as amended, (2) the Selling Unitholder GP limited liability company agreement, as amended, (3) board resolutions authorizing the execution and delivery of the Basic Documents, other than the Registration Rights Agreement, and the consummation of the transactions contemplated thereby, including the sale of the Common Units and (4) its incumbent officers authorized to execute the Basic Documents, other than the Registration Rights Agreement, setting forth the name and title and bearing the signatures of such officers.

Section 2.04 Partnership Deliveries. At the Closing, subject to the terms and conditions hereof, the Partnership will deliver, or cause to be delivered, to the Purchasers:

(a) Copies of the Certificate of Limited Partnership of the Partnership and of the Certificate of Formation of the Partnership GP, each certified by the Secretary of State of the jurisdiction of its formation as of a recent date;

(b) A certificate of the Secretary of State of the State of Delaware, dated a recent date, to the effect that the Partnership is in good standing;

(c) The Registration Rights Agreement in substantially the form attached hereto as Exhibit A, which shall have been executed by the Partnership; and

(d) A certificate of the Secretary or Assistant Secretary of the Partnership GP, on behalf of itself and the Partnership, certifying as to (1) the Partnership Agreement, as amended, (2) the Partnership GP limited liability company agreement, as amended, (3) board resolutions authorizing the execution and delivery of the Basic Documents to which either the Partnership GP or the Partnership is a party and the consummation of the transactions contemplated thereby and (4) its incumbent officers authorized to execute the Basic Documents to which either the Partnership GP or the Partnership is a party, setting forth the name and title and bearing the signatures of such officers.

Section 2.05 Purchasers’ Deliveries. At the Closing, subject to the terms and conditions hereof, each Purchaser will deliver, or cause to be delivered, to the Selling Unitholder or the Partnership, as applicable:

(a) Payment to the Selling Unitholder of such Purchaser’s Purchase Price by wire transfer of immediately available funds to an account designated by the Selling Unitholder in writing at least two Business Days prior to the Closing Date;

(b) A cross-receipt executed by each Purchaser and delivered to the Selling Unitholder certifying that it has received its respective Purchased Units as of the Closing Date; and

(c) To the Partnership, the Registration Rights Agreement in substantially the form attached hereto as Exhibit A, which shall have been executed by such Purchaser.

Section 2.06 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Basic Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Basic Documents. The failure or waiver of performance under any Basic Document by any Purchaser does not excuse performance by any other Purchaser. Nothing contained herein or in any other Basic Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Basic Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Basic Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

ARTICLE III

REPRESENTATIONS AND WARRANTIES AND COVENANTS

RELATED TO THE PARTNERSHIP AND THE SELLING UNITHOLDER

Each of the Partnership and the Selling Unitholder, jointly and severally, represents and warrants and covenants to each Purchaser as follows:

Section 3.01 Valid Existence; No Conflicts/Violations/Breaches.

(a) (i) The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the laws of the state of Delaware, with all necessary power and authority to own its properties and to conduct its business as currently conducted; (ii) the execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Partnership and the consummation by the Partnership of the transactions contemplated hereby and thereby (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Partnership is a party or by which the Partnership is bound or to which any of the property or assets of the Partnership is subject, (B) will not result in any violation of the provisions of the certificate of limited partnership or the partnership agreement of the Partnership, or (C) will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Partnership or the property or assets of the Partnership, except in the case of clauses (ii)(A) and (ii)(C), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the business, financial condition or prospects of the Partnership and its Subsidiaries, taken as a whole, or (2) the ability of the Partnership to consummate the transaction contemplated under any Basic Document to which it is a party (a “Partnership Material Adverse Effect”).

(b) Each of the Partnership’s Subsidiaries has been duly formed and is validly existing and in good standing as limited liability company or limited partnership, as applicable, under the laws of the state of Delaware, with all necessary power and authority to own its properties and to conduct its business as currently conducted.

Section 3.02 SEC Documents. The reports, schedules and statements filed by the Partnership under the Exchange Act since its initial public offering (all such documents filed on or prior to the date of this Agreement, collectively, the “SEC Documents”), at the time filed (except to the extent corrected by a subsequently filed SEC Document filed prior to the date of this Agreement) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in light of the circumstances under which they were made in the case of any prospectus) not misleading and (ii) complied as to form in all material respects with applicable requirements of the Exchange Act and the applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, (iii) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission), and (iv) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Partnership as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. Ernst & Young LLP is an independent registered public accounting firm with respect to the Partnership and has not resigned or been dismissed.

Section 3.03 No Registration. Assuming the accuracy of the representations and warranties of each Purchaser contained in Sections 5.05, 5.06, 5.07, 5.08 and 5.09, the sale of the Purchased Units pursuant to this Agreement is exempt from registration requirements of the Securities Act.

Section 3.04 Authorization; Enforceability. The Partnership has all necessary partnership power and authority to execute, deliver and perform its obligations under this Agreement and the other Basic Documents. The execution, delivery and performance of this Agreement and the other Basic Documents by the Partnership and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of the Partnership, the Partnership GP or the unitholders of the Partnership is required. This Agreement and the other Basic Documents have been duly executed and delivered by the Partnership and constitute legal, valid and binding agreements of the Partnership, enforceable in accordance with their terms; provided, that the enforceability hereof and thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 3.05 Permits/Laws.

(a) The Partnership has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities as are necessary to own its properties and to conduct its business as currently conducted except for such permits which, if not obtained, would not, individually or in the aggregate, have a Partnership Material Adverse Effect.

(b) No Law has been enacted or promulgated, and no action has been taken, by any Governmental Authority of competent jurisdiction which temporarily, preliminarily or permanently restrains, precludes, enjoins or otherwise prohibits the consummation of the transactions contemplated by this Agreement or the Basic Documents or makes the transactions contemplated by this Agreement or the Basic Documents illegal.

(c) There is no pending any action by any Governmental Authority seeking to restrain, preclude, enjoin or prohibit the transactions contemplated by this Agreement or the Basic Documents.

Section 3.06 No Investment Company. The Partnership is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.07 Approvals. Except for the approvals required by the Commission in connection with any registration statement filed under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Partnership of any of the Basic Documents, other than the Current Report on Form 8-K required under Section 3.17 hereof or except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption from, or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a Partnership Material Adverse Effect.

Section 3.08 MLP Status. The Partnership has, for each taxable year beginning after December 31, 2005, during which the Partnership was in existence, met the gross income requirements of Section 7704(c)(2) of the Internal Revenue Code of 1986, as amended.

Section 3.09 Form S-3 Eligibility. The Partnership is eligible to register the resale of its Common Units for resale by the Purchasers under Form S-3 promulgated under the Securities Act.

Section 3.10 Listing of Units. The Purchased Units have been approved for listing on the New York Stock Exchange. The Partnership has not received from the New York Stock Exchange any notice of the delisting of its Common Units.

Section 3.11 Subsequent Offerings. Without the written consent of the holders of a majority of the Purchased Units taken as a whole, from the date of this Agreement until the Lock-Up Date, the Partnership shall not, and the Partnership GP shall cause its directors, officers and Affiliates not to, grant, issue or sell any Partnership Securities, any securities convertible into or exchangeable therefor or take any other action that may result in the issuance of any of the foregoing, other than (i) at a price greater than or equal to 110% of the Common Unit Purchase Price, (ii) the issuance or sale of Partnership Securities issued or sold in a registered public offering in connection with future transactions that are accretive to cash flow per Common Unit and (iii) the issuance of Partnership Securities issued pursuant to the Partnership Long-Term Incentive Plan.

Section 3.12 No Integration. Notwithstanding Section 3.11, the Partnership shall not, and the Partnership GP shall cause its directors, officers and Affiliates not to, sell, offer for sale or solicit offers to buy any security (as defined in the Securities Act) that would be integrated with the sale of the Purchased Units in a manner that would require the registration under the Securities Act of the sale of the Purchased Units to the Purchasers.

Section 3.13 Valid Issuance of Purchased Units. All of the Purchased Units have been duly authorized and validly issued in accordance with applicable Law and the Partnership Agreement and are fully paid and nonassessable.

Section 3.14 No Material Adverse Change. Except as set forth in or contemplated by the SEC Documents, since December 31, 2006, the Partnership and its Subsidiaries have conducted their business in the ordinary course, consistent with past practice, and there has been no (i) change that has had or would reasonably be expected to have a Partnership Material Adverse Effect, (ii) acquisition or disposition of any material asset by the Partnership or any of its Subsidiaries or any contract or arrangement therefor, otherwise than for fair value in the ordinary course of business, (iii) material change in the Partnership’s accounting principles, practices or methods or (iv) incurrence of material indebtedness.

Section 3.15 Preemptive Rights or Registration Rights. Except (i) as set forth in the Partnership Agreement, (ii) as set forth in the other organizational documents of the Partnership and its Subsidiaries, (iii) as provided in the Basic Documents or (iv) for existing awards under the Partnership’s long-term incentive plan, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock or equity interests of the Partnership or any of its Subsidiaries, in each case pursuant to any other agreement or instrument to which any of such Persons is a party or by which any one of them may be bound. Neither the execution of this Agreement nor the sale of the Purchased Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Partnership, other than pursuant to the Registration Rights Agreement.

Section 3.16 Tax Information. The Partnership shall cooperate with the Purchasers and provide the Purchasers with any reasonably requested tax information related to their ownership of the Purchased Units.

Section 3.17 Public Filing. Before 8:30 a.m., New York time, on the first Business Day following the Closing Date, the Partnership shall issue a press release acceptable to the Purchasers disclosing all material terms of the transactions contemplated hereby and file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by this Agreement and the other Basic Documents and including as exhibits to such Current Report on Form 8-K this Agreement and the Registration Rights Agreement, in the form required by the Exchange Act. The Partnership shall not, and shall cause each of its respective Representatives not to, provide any Purchaser with any material non-public information regarding the Partnership from and after the issuance of the above-referenced press release without the express written consent of such Purchaser.

Section 3.18 No Brokerage Fee. There are no contracts, agreements or understandings between the Partnership and any Person that would give rise to a valid claim against any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the purchase and sale of the Purchased Units pursuant to this Agreement.

Section 3.19 No Side Agreements. There are no agreements by, among or between the Partnership or any of its Affiliates, on the one hand, and any Purchaser or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Basic Documents, nor promises or inducements for future transactions between or among any of such parties.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES AND COVENANTS

RELATED TO THE SELLING UNITHOLDER

The Selling Unitholder represents and warrants and covenants to each Purchaser as follows:

Section 4.01 Valid Title; No Liens; Use of Proceeds. The Selling Unitholder has good and valid title to the Purchased Units, free and clear of all liens, encumbrances, equities or claims, except such as exist under and as a result of the pledge of the Purchased Units to secure indebtedness outstanding, interest and other obligations under the Credit Agreement (“Credit Agreement Lien”). “). On the Closing Date, the Selling Unitholder shall use the net proceeds received from the sale of Purchased Units to repay all of the outstanding indebtedness outstanding under the Credit Agreement and, as of the Closing Date, all of the Purchased Units pledged as security for such indebtedness shall have been released. Upon delivery of the Purchased Units and payment therefor pursuant hereto, good and valid title to such Purchased Units, free and clear of all liens, encumbrances, equities or claims, including Credit Agreement Liens, will pass to the Purchasers.

Section 4.02 Existence; No Breach. (i) The Selling Unitholder has been duly formed and is validly existing in good standing as a limited partnership under the laws of the state of Delaware, with all necessary power and authority to own its properties and to conduct its business as currently conducted; (ii) the execution, delivery and performance of this Agreement by the Selling Unitholder and the consummation by the Selling Unitholder of the transactions contemplated hereby (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which the Selling Unitholder is a party or by which the Selling Unitholder is bound or to which any of the property or assets of the Selling Unitholder is subject, (B) will not result in any violation of the provisions of the certificate of limited partnership or the partnership agreement of the Selling Unitholder, or (C) will not violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Unitholder or the property or assets of the Selling Unitholder, except in the case of clauses (ii)(A) and (ii)(C), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on (1) the financial condition of the Selling Unitholder or (2) the ability of the Selling Unitholder to consummate the transactions contemplated under any Basic Document to which it is a party (a “Selling Unitholder Material Adverse Effect”).

Section 4.03 Authorization; Enforceability. The Selling Unitholder has all necessary partnership power and authority to execute, deliver and perform its obligations under this Agreement and any other Basic Document to which it is a party. The execution, delivery and performance of this Agreement and any other Basic Document to which it is a party by the Selling Unitholder and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of the Selling Unitholder, its general partner or its unitholders is required. This Agreement and any other Basic Document to which it is a party has been duly executed and delivered by the Selling Unitholder and constitutes a legal, valid and binding agreement of the

Selling Unitholder, enforceable in accordance with its terms; provided that, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.04 No Brokerage Fee. There are no contracts, agreements or understandings between the Selling Unitholder and any Person that would give rise to a valid claim against any Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the purchase and sale of the Purchased Units pursuant to this Agreement.

Section 4.05 Selling Unitholder Lock-Up. Without the written consent of the holders of a majority of the Purchased Units taken as a whole, from the date of this Agreement until the Lock-Up Date, the Selling Unitholder shall not, and the Selling Unitholder GP shall cause its directors, officers and Affiliates not to, sell any Partnership Securities or any securities convertible into or exchangeable therefor.

Section 4.06 No Side Agreements. There are no agreements by, among or between the Selling Unitholder or any of its Affiliates, on the one hand, and any Purchaser or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby other than the Basic Documents nor promises or inducements for future transactions between or among any of such parties.

Section 4.07 Approvals. No authorization, consent, approval, waiver, license, qualification or written exemption from, nor any filing, declaration, qualification or registration with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance by the Selling Unitholder of any of the Basic Documents, except where the failure to receive such authorization, consent, approval, waiver, license, qualification or written exemption from, or to make such filing, declaration, qualification or registration would not, individually or in the aggregate, reasonably be expected to have a Selling Unitholder Material Adverse Effect.

Section 4.08 No Rights of First Refusal. Neither the execution of this Agreement nor the sale of the Purchased Units as contemplated by this Agreement gives rise to any rights of first refusal, rights of first offer or similar rights that would entitle any Person to purchase or otherwise acquire any of the Purchased Units or require that an offer to purchase or acquire any of the Purchased Units be made to any Person.

ARTICLE V

REPRESENTATIONS AND WARRANTIES AND COVENANTS

OF THE PURCHASERS

Each Purchaser, severally and not jointly, hereby represents and warrants and covenants to the Selling Unitholder and the Partnership that:

Section 5.01 Existence. Such Purchaser is duly organized and validly existing and in good standing under the laws of its state of formation, with all necessary power and authority to own properties and to conduct its business as currently conducted.

Section 5.02 Authorization, Enforceability. Such Purchaser has all necessary legal power and authority to enter into, deliver and perform its obligations under this Agreement and the Registration Rights Agreement. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by it of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary legal action, and no further consent or authorization of such Purchaser is required. This Agreement and the Registration Rights Agreement have been duly executed and delivered by such Purchaser and constitute legal, valid and binding obligations of such Purchaser; provided, that the enforceability hereof and thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.03 No Breach. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which such Purchaser is a party or by which such Purchaser is bound or to which any of the property or assets of such Purchaser is subject, (B) result in any violation of the provisions of the organizational documents of such Purchaser, or (C) violate any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over such Purchaser or the property or assets of such Purchaser, except in the case of clauses (A) and (C), for such conflicts, breaches, violations or defaults as would not prevent the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement and could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition or prospects of such Purchaser.

Section 5.04 No Brokerage Fee. There are no contracts, agreements or understandings between such Purchaser and any person that would give rise to a valid claim against the Selling Unitholder for a brokerage commission, finder’s fee or other like payment in connection with the purchase and sale of the Purchased Units purchased by such Purchaser pursuant to this Agreement.

Section 5.05 Investment. The Purchased Units are being acquired by such Purchaser for its own account or the account of clients for whom it exercises investment discretion, not as a nominee or agent, and with no present intention of distributing the Purchased Units or any part thereof, and such Purchaser has no present intention of selling or granting any participation in or otherwise distributing the same in any transaction in violation of the securities laws of the United States or any state, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of the Purchased Units under a registration statement under the Securities Act and applicable state securities laws or under an exemption from such registration available thereunder (including, without limitation, if available, Rule 144 promulgated thereunder). If such Purchaser should in the future decide to dispose of any of the Purchased Units, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities law, as then in effect, which may include a sale contemplated by any registration statement pursuant to which such securities are being offered, or pursuant to an exemption therefrom. Notwithstanding the foregoing, each Purchaser may at any time enter into one or more total return swaps with respect to such Purchaser’s Purchased Units with a third party, provided that such transactions are exempt from registration under the Securities Act.

Section 5.06 Nature of Purchasers. Such Purchaser represents and warrants to, and covenants and agrees with, the Selling Unitholder and the Partnership that (a) it is a “qualified institutional buyer” within the meaning of Rule 144A promulgated by the Securities and Exchange Commission pursuant to the Securities Act or an “accredited investor” within the meaning of clause (1), (2), (3), (7) or (8) of Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act that has, or the equity owners of which have, assets of at least $100 million and (b) by reason of its business and financial experience it has such knowledge, sophistication and experience in making similar investments and in business and financial matters generally so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Units, is able to bear the economic risk of such investment and, at the present time, would be able to afford a complete loss of such investment.

Section 5.07 Receipt of Information; Authorization. Such Purchaser acknowledges that it has (a) had access to the Partnership’s periodic filings with the Commission, including the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2006 and Current Reports filed on Form 8-K since January 1, 2007 and (b) been provided a reasonable opportunity to ask questions of and receive answers from Representatives of the Partnership regarding such matters sufficient to enable such Purchaser to evaluate the risks and merits of purchasing the Purchased Units and consummating the transactions contemplated by the Basic Documents.

Section 5.08 Restricted Securities. Such Purchaser understands that the Purchased Units it is purchasing are characterized as “restricted securities” under the federal securities Laws inasmuch as they are being acquired from the Selling Unitholder in a transaction not involving a public offering and that under such Laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Purchaser represents that it is knowledgeable with respect to Rule 144 of the Commission promulgated under the Securities Act.

Section 5.09 Legend. It is understood that the certificates evidencing the Purchased Units initially will bear the following legend: “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold or offered for sale in the absence of a registration statement in effect with respect to the securities under such Act or pursuant to an exemption from registration thereunder or an opinion of counsel satisfactory to the Transfer Agent that such registration is not required or unless sold pursuant to Rule 144 of such Act.” These securities may be pledged in connection with a bona fide margin account or other loan secured by such securities.

Section 5.10 No Substantial Security Holders. Such Purchaser represents and warrants to, and covenants and agrees with, the Selling Unitholder and the Partnership that, on the date hereof and as of the date of Closing (before giving effect to the purchase of Purchased Units pursuant to this Agreement), such Purchaser and its Affiliates (a) hold beneficial ownership of less than five percent of the Common Units of the Partnership outstanding on the date hereof and (b) hold beneficial ownership of less than five percent of the outstanding voting power of the Partnership.

Section 5.11 Purchaser Lock-Up. Such Purchaser agrees that from and after Closing it will not sell any of the Purchased Units prior to the Lock-up Date without the written consent of the Partnership; provided, however, that each Purchaser may: (i) enter into one or more total return swaps or similar transactions at any time with respect to the Purchased Units purchased by such Purchaser or (ii) transfer its Purchased Units to an Affiliate of such Purchaser or to any other Purchaser or an Affiliate of such other Purchaser provided that such Affiliate agrees to the restrictions in this Section 5.11.

ARTICLE VI

INDEMNIFICATION, COSTS AND EXPENSES

Section 6.01 Indemnification by the Selling Unitholder. The Selling Unitholder agrees to indemnify each Purchaser and its Representatives (collectively, “Purchaser Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of the Selling Unitholder contained herein, provided that such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty; and provided further, that no Purchaser Related Party shall be entitled to recover special, consequential (including lost profits or diminution in value) or punitive damages.

Section 6.02 Indemnification by the Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Selling Unitholder, the Selling Unitholder GP and their respective Representatives (collectively, the “Selling Unitholder Related Parties”) and the Partnership, the Partnership GP and their respective Representatives (collectively, the “Partnership Related Parties”) from, and hold each of them harmless against, any and all losses, actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, and promptly upon demand, pay or reimburse each of them for all reasonable costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein; provided that such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of such representation or warranty, and provided further, that no Selling Unitholder Related Party shall be entitled to recover special, consequential (including lost profits or diminution in value) or punitive damages.

Section 6.03 Indemnification Procedure. Promptly after any Selling Unitholder Related Party, Partnership Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such claim or the commencement of such action, suit or proceeding, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has failed to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not contain any admission of wrongdoing or malfeasance by, the Indemnified Party.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Interpretation and Survival of Provisions. Article, Section, Schedule, and Exhibit references are to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to.” Whenever any party has an obligation under the Basic Documents, the expense of complying with that obligation shall be an expense of such party unless otherwise specified. Whenever any determination, consent, or approval is to be made or given by a Purchaser, such action shall be in such Purchaser’s sole discretion unless otherwise specified in this Agreement. If any provision in the Basic Documents is held to be illegal, invalid, not binding, or unenforceable, such provision shall be fully severable and the Basic Documents shall be construed and enforced as if such illegal, invalid, not binding, or unenforceable provision had never comprised a part of the Basic Documents, and the remaining provisions shall remain in full force and effect. The Basic Documents have been reviewed and negotiated by sophisticated parties with access to legal counsel and shall not be construed against the drafter

Section 7.02 Survival of Provisions. The representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.04, 3.06, 3.07, 3.08, 3.13, 3.15, 3.18, 3.19, 4.01, 4.02, 4.03, 4.04, 4.06, 4.07, 5.04, 5.05, 5.06, 5.07, 5.08, 5.09 and 5.10 hereunder shall survive the execution and delivery of this Agreement indefinitely, and the other representations and warranties set forth herein shall survive for a period of twelve (12) months following the Closing Date regardless of any investigation made by or on behalf of The Selling Unitholder or the Purchasers. The covenants made in this Agreement or any other Basic Document shall survive the Closing of the transactions described herein and remain operative and in full force and effect regardless of acceptance of any of the Purchased Units and payment therefor and repayment, conversion, exercise or repurchase thereof. All indemnification obligations of the Selling Unitholder and the Purchasers and the provisions of Article VI shall remain operative and in full force and effect unless such obligations are expressly terminated in a writing referencing that individual Section, regardless of any purported general termination of this Agreement.

Section 7.03 No Waiver; Modifications in Writing.

(a) Delay. No failure or delay on the part of any party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.

(b) Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification, or termination of any provision of this Agreement or any other Basic Document shall be effective unless signed by each of the parties hereto or thereto affected by such amendment, waiver, consent, modification, or termination. Any amendment, supplement or modification of or to any provision of this Agreement or any other Basic Document, any waiver of any provision of this Agreement or any other Basic Document, and any consent to any departure by the Selling Unitholder from the terms of any provision of this Agreement or any other Basic Document shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Selling Unitholder or the Partnership in any case shall entitle the Selling Unitholder or the Partnership to any other or further notice or demand in similar or other circumstances.

Section 7.04 Binding Effect; Assignment.

(a) Binding Effect. This Agreement shall be binding upon the Selling Unitholder, the Partnership, each Purchaser, and their respective successors and permitted assigns. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and as provided in Article VI and their respective successors and permitted assigns.

(b) Assignment of Purchased Units. All or any portion of a Purchaser’s Purchased Units purchased pursuant to this Agreement may be sold, assigned or pledged by such Purchaser, subject to compliance with applicable securities laws, Section 5.05 and Section 5.11 herein and the Registration Rights Agreement.

(c) Assignment of Rights. All or any portion of the rights and obligations of each Purchaser under this Agreement may be transferred by such Purchaser to (i) any Affiliate of such Purchaser or (ii) in connection with a total return swap or similar transaction with respect to the Purchased Units purchased by such Purchaser without the consent of the Selling Unitholder and the Partnership. No portion of the rights and obligations of each Purchaser under this Agreement may otherwise be transferred by such Purchaser without the written consent of the Selling Unitholder (which consent shall not be unreasonably withheld).

Section 7.05 Non-Disclosure. Notwithstanding anything herein to the contrary, the Non-Disclosure Agreements shall remain in full force and effect regardless of any termination of this Agreement. Other than the press release related to the transactions contemplated by this Agreement and the related Form 8-K and any registration statement, or any amendment to any registration statement, relating to the resale of Purchased Units to be filed in connection with the Registration Rights Agreement, the Selling Unitholder, the Selling Unitholder GP, the Partnership, the Partnership GP, their respective Subsidiaries and any of their respective Representatives shall disclose the identity of, or any other information concerning, any Purchaser or any of its Affiliates only after providing such Purchaser a reasonable opportunity to review and comment on such disclosure; provided, however, that nothing in this Section 7.05 shall delay any required filing or other disclosure with the Commission, NYSE or any Governmental Authority or otherwise hinder the Selling Unitholder, the Selling Unitholder GP, the Partnership, the Partnership GP, their respective Subsidiaries or their Representatives’ ability to timely comply with all laws or rules and regulations of the Commission, NYSE or other Governmental Authority.

Section 7.06 Communications. All notices and demands provided for hereunder shall be in writing and shall be given by regular mail, registered or certified mail, return receipt requested, telecopy, air courier guaranteeing overnight delivery or personal delivery to the following addresses:

(a)	If to the Purchasers:

To the respective address listed on Schedule B hereof

with a copy to:

Andrews Kurth LLP

1350 I Street, NW, Suite 1100

Washington, DC 20005

Attn: William J. Cooper

Facsimile: (202) 974-9537

(b)	If to the Selling Unitholder:

MGG Midstream Holdings, L.P.

c/o MGG Midstream Holdings GP, LLC

One Williams Center

P.O. Box 22186

Tulsa, Oklahoma 74121-2186

Facsimile: (918) 574-7039

Attn: Lonny E. Townsend

with a copy to:

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

Attention: Dan Fleckman

Facsimile: (713) 615-5859

(c)	If to the Partnership:

Magellan Midstream Holdings, L.P.

c/o Magellan Midstream Holdings GP, LLC

One Williams Center

P.O. Box 22186

Tulsa, Oklahoma 74121-2186

Facsimile: (918) 574-7039

Attn: Lonny E. Townsend

with a copy to:

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

Attention: Dan Fleckman

Facsimile: (713) 615-5859

or to such other address as the Selling Unitholder, Partnership or such Purchaser may designate in writing. All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; when receipt acknowledged, if sent via facsimile; and upon actual receipt when delivered to an air courier guaranteeing overnight delivery.

Section 7.07 Removal of Legend. The Partnership shall remove the legend described in Section 5.09 from the certificates evidencing the Purchased Units at the request of a Purchaser submitting to the Partnership such certificates, together with an opinion of counsel, if required by the Transfer Agent, to the effect that such legend is no longer required under the Securities Act or applicable state securities Laws, as the case may be, unless the Partnership, with the advice of counsel, reasonably determines that such removal is inappropriate.

Section 7.08 Entire Agreement. This Agreement and the other Basic Documents are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or the other Basic Documents with respect to the rights granted by the Selling Unitholder or any of its Affiliates, the Partnership or any of its Affiliates or the Purchasers or any of their Affiliates set forth herein or therein. This Agreement and the other Basic Documents supersede all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.09 Governing Law. This Agreement will be construed in accordance with and governed by the laws of the State of New York without regard to principles of conflicts of Laws.

Section 7.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

Section 7.11 Taking of Necessary Action. Each of the Parties hereto shall use its commercially reasonable efforts promptly to take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable law and regulations to consummate and make effective the transactions contemplated by this Agreement. Without limiting the foregoing, each Party will, and the Partnership and the Selling Unitholder shall cause each of its respective Subsidiaries to, use its commercially reasonable efforts to make all filings and obtain all consents of Governmental Authorities that may be necessary or, in the reasonable opinion of the other Parties, advisable for the consummation of the transactions contemplated by this Agreement and the other Basic Documents.

Section 7.12 Aggregation of Purchased Units. All Purchased Units held or acquired by Persons who are Affiliates of one another shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

Section 7.13 Expenses. The Selling Unitholder hereby covenants and agrees to reimburse Andrews Kurth LLP for reasonable and documented legal fees and related expenses incurred in connection with the negotiation, execution, delivery and performance of the Basic Documents and the transactions contemplated hereby and thereby, provided that such costs and expenses do not exceed $50,000. If any action at law or equity is necessary to enforce or interpret the terms of the Basic Documents, the prevailing party shall be entitled to reasonable attorney’s fees, out-of-pocket costs and necessary disbursements in addition to any other relief to which such party may be entitled.

Section 7.14 Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no Person other than the Purchasers (and their permitted assignees) shall have any obligation hereunder in respect of the Purchasers and that, notwithstanding that one or more of the Purchasers may be a corporation, partnership or limited liability company, no recourse under this Agreement or the other Basic Documents or under any documents or instruments delivered in connection herewith or therewith shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the Purchasers or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Purchasers under this Agreement or the other Basic Documents or any documents or instruments delivered in connection herewith or therewith or for any claim based on, in respect of or by reason of such obligation or its creation.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.

MGG MIDSTREAM HOLDINGS, L.P.

By:	MGG MIDSTREAM HOLDINGS GP, LLC, its general partner

By:
Name:
Title:

MAGELLAN MIDSTREAM HOLDINGS, L.P.

By:	MAGELLAN MIDSTREAM HOLDINGS GP, LLC, its general partner

By:
Name:
Title:

Signature Page to Common Unit Purchase Agreement

KAYNE ANDERSON MLP INVESTMENT COMPANY

By:	/s/ James C. Baker
Name:	James C. Baker
Title:	Vice President

Signature Page to Common Unit Purchase Agreement

KAYNE ANDERSON CAPITAL ADVISORS, L.P.

On Behalf of:

Kayne Anderson Capital Income Partners (QP), LP
Kayne Anderson MLP Fund, LP
Kayne Anderson Non-Traditional Investments, LP
Kayne Anderson Energy Infrastructure Fund, LP

By:	/s/ David Shladovsky
Name:	David Shladovsky
Title:	General Counsel

Signature Page to Common Unit Purchase Agreement

GPS INCOME FUND LP

By:	GPS Partners, LLC, its General Partner

By:	/s/ Brett Messing
Name:	Brett Messing
Title:	Managing Partner

Signature Page to Common Unit Purchase Agreement

GPS HIGH YIELD EQUITIES FUND LP

By:	GPS Partners, LLC, its General Partner

By:	/s/ Brett Messing
Name:	Brett Messing
Title:	Managing Partner

Signature Page to Common Unit Purchase Agreement

GPS NEW EQUITY FUND LP

By:	GPS Partners, LLC, its General Partner

By:	/s/ Brett Messing
	Name:	Brett Messing
	Title:	Managing Partner

Signature Page to Common Unit Purchase Agreement

GPS MLP FUND LP

By:	GPS Partners, LLC, its General Partner

By:	/s/ Brett Messing
	Name:	Brett Messing
	Title:	Managing Partner

Signature Page to Common Unit Purchase Agreement

BEN VAN DE BUNT AND LAURA FOX LIVING TRUST DTD 10/01/98

By:	/s/ B Van de Bunt
Name:
	Title:	Trustee

Signature Page to Common Unit Purchase Agreement

KNEE FAMILY TRUST DTD 3/7/00

By:	/s/ Illegible Signature
Name:
	Title:	Trustee

Signature Page to Common Unit Purchase Agreement

AGILE PERFORMANCE FUND LLC

By:	/s/ Brett Messing
	Name:	Brett Messing
	Title:	GPS Partners LLC Investment Advisor

Signature Page to Common Unit Purchase Agreement

ZLP FUND, L.P.

By:	Zimmer Lucas Partners, LLC, its General Partner

By:	/s/ Devin Geoghegan
Authorized signatory: Devin Geoghegan
	Title:	Partner

Signature Page to Common Unit Purchase Agreement

LB I GROUP INC.

By:	/s/ Ashvin Rao
	Name:	Ashvin Rao
	Title:	Vice President

Signature Page to Common Unit Purchase Agreement

LEHMAN BROTHERS MLP OPPORTUNITY FUND L.P.

By:	Lehman Brothers MLP Opportunity
Associates L.P., its general partner

By:	Lehman Brothers MLP Opportunity
Associates L.L.C., its general partner

By:	Jeffrey P. Wood
Name: Jeffrey P. Wood
Title: Vice President

Signature Page to Common Unit Purchase Agreement

LEHMAN BROTHERS INC.

By:	/s/ Illegible Signature
Name:
Title:

Signature Page to Common Unit Purchase Agreement

THE CUSHING MLP OPPORTUNITY FUND I, LP

By:	/s/ Jerry V. Swank
Name: Jerry V. Swank
Title: Managing Partner

Signature Page to Common Unit Purchase Agreement

THE CUSHING GP STRATEGIES FUND, LP

By:	/s/ Jerry V. Swank
Name: Jerry V. Swank
Title: Managing Partner

Signature Page to Common Unit Purchase Agreement

CONTINENTAL CASUALTY COMPANY

By:	/s/ Jerry V. Swank
Name: Jerry V. Swank
Title: Managing Partner

Signature Page to Common Unit Purchase Agreement

FLINN MAGELLAN, LLC

By:	/s/ Illegible Signature
Name: Mark Rosenbaum
Title: Vice President

Signature Page to Common Unit Purchase Agreement

TORTOISE ENERGY INFRASTRUCTURE CORPORATION

By:	/s/ Terry Matlack
Name: Terry Matlack
Title: Chief Financial Officer

Signature Page to Common Unit Purchase Agreement

AT MLP FUND, LLC

By:	/s/ Paul M. McPheeters
Name: Paul M. McPheeters
Title: Managing Director/DM at MLP Fund, LLC

Signature Page to Common Unit Purchase Agreement

GRACIE INVESTING, LLC

By:	/s/ Illegible Signature
Name: By Kavin Holdings LP
Title: By: GKM Capital Inc.
By Gary K.Michelson MD, CEO

Signature Page to Common Unit Purchase Agreement

TALKOT FUND, L.P.

By:	/s/ Thomas B. Alsin
Name: Thomas B. Alsin
Title: Managing General Partner

Signature Page to Common Unit Purchase Agreement

DOUBLE BLACK DIAMOND L.P.

By:	Carlson Capital, L.P., its general
partner

By:	Asgard Investment Corp., its general
partner

By:	/s/ Client D. Carlson
Name: Client D. Carlson
Title: President

Signature Page to Common Unit Purchase Agreement

BLACK DIAMOND PARTNERS L.P.

By:	Carlson Capital, L.P., its general
partner

By:	Asgard Investment Corp., its general
partner

By:	/s/ Client D. Carlson
Name: Client D. Carlson
Title: President

Signature Page to Common Unit Purchase Agreement

ROYAL BANK OF CANADA,
by its agent

RBC CAPITAL MARKETS CORPORATION

By:	/s/ Josef Muskatel
Name: Josef Muskatel
Title: Director and Senior Counsel

By:	/s/ Steven C. Milke
Name: Steven C. Milke
Title: Managing Director

Signature Page to Common Unit Purchase Agreement

STRUCTURED FINANCE AMERICAS, LLC

By:	/s/ Sunhil Hariani
Name: Sunhil Hariani
Title: Vice President

By:	/s/ Andrea Leung
Name: Andrea Leung
Title: Vice President

Signature Page to Common Unit Purchase Agreement

CREDIT SUISSE MANAGEMENT LLC

By:	/s/ Gerard Murtagh
Name: Gerard Murtags
Title: Managing Director

Signature Page to Common Unit Purchase Agreement

FAMCO MLP PARTNERS, LLC, SERIES MGG-1

By:	FAMCO MLP CAPITAL, as manager

By:	/s/ James J. Cunnane, Jr.
Name: James J. Cunnane, Jr.
Title: Secretary

Signature Page to Common Unit Purchase Agreement

Schedule A – List of Purchasers and Commitment Amounts

Purchaser	Purchased Units	Total Purchase Price (prior to any adjustment set forth in Section 2.01(b))
Kayne Anderson
Kayne Anderson MLP Investment Company	1,020,408	$24,999,996.00
Kayne Anderson Capital Income Partners (QP), LP (Kayne Anderson Capital Advisors, L.P.)	326,531	$8,000,009.50
Kayne Anderson MLP Fund, LP (Kayne Anderson Capital Advisors, L.P.)	734,694	$18,000,003.00
Kayne Anderson Non-Traditional Investments, LP (Kayne Anderson Capital Advisors, L.P.)	122,449	$3,000,000.50
Kayne Anderson Energy Infrastructure Fund, LP (Kayne Anderson Capital Advisors, L.P.)	142,857	$3,499,996.50
GPS Partners
GPS Income Fund LP	963,265	$23,599,992.50
GPS High Yield Equities Fund LP	244,898	$6,000,001.00
GPS New Equity Fund LP	387,755	$9,499,997.50
GPS MLP Fund LP	58,653	$1,436,998.50
Ben Van de Bunt and Laura Fox Living Trust DTD 10/01/98	40,817	$1,000,016.50
Knee Family Trust DTD 3/7/00	40,817	$1,000,016.50
Agile Performance Fund LLC	57,143	$1,400,003.50
ZLP Fund, L.P.	1,632,653	$39,999,998.50
Lehman Brothers
Lehman Brothers MLP Opportunity Fund L.P.	2,040,817	$50,000,016.50
LB I Group Inc.	2,040,816	$49,999,992.00
Lehman Brothers Inc.	2,596,449	$63,613,000.50
Swank
The Cushing MLP Opportunity Fund I, MLP	979,592	$24,000,004.00
The Cushing GP Strategies Fund, LP	183,673	$4,499,988.50
Continental Casualty Company	61,224	$1,499,988.00
Flinn Magellan, LLC	1,224,490	$30,000,005.00
Carlson Capital
Double Black Diamond, L.P.	908,163	$22,249,993.50

Schedule A

Purchaser	Purchased Units	Total Purchase Price (prior to any adjustment set forth in Section 2.01(b))
Black Diamond Partners L.P.	112,245	$2,750,002.50
Tortoise Energy Infrastructure Corporation	612,245	$15,000,002.50
AT MLP Fund, LLC	500,000	$12,250,000.00
Gracie Investing, LLC	612,500	$15,006,250.00
FAMCO MLP Partners, LLC, Series MGG-1	204,082	$5,000,009.00
Talkot Fund, L.P.	150,000	$3,675,000.00
Credit Suisse Management LLC	816,327	$20,000,011.50
Royal Bank of Canada	2,448,979	$59,999,985.50
Structured Finance Americas, LLC	2,040,816	$49,999,992.00

Total	23,305,358	$570,981,271.00

Schedule A

Schedule B - Notice and Contact Information

Purchaser	Address

Kayne Anderson MLP Investment Company	1100 Louisiana Street, Suite 4550 Houston, Texas 77002 Attention: Kevin S. McCarthy Facsimile: (713) 655-7359

Kayne Anderson Capital Advisors, LP

On behalf of:

•        Kayne Anderson Capital Income Partners (QP), LP

•        Kayne Anderson MLP Fund, LP

•        Kayne Anderson Non-Traditional Investments, LP

•        Kayne Anderson Energy Infrastructure Fund, LP

1800 Avenue of the Stars, Second Floor Los Angeles, California 90067 Attention: David Shladovsky Facsimile: (310) 284-6490

GPS Income Fund LP	c/o GPS Partners 100 Wilshire Blvd., Suite 900 Santa Monica, California 90401 Attention: Jeff Farron Facsimile: (310) 496-5399

GPS High Yield Equities Fund LP	c/o GPS Partners 100 Wilshire Blvd., Suite 900 Santa Monica, California 90401 Attention: Jeff Farron Facsimile: (310) 496-5399

GPS New Equity Fund LP	c/o GPS Partners 100 Wilshire Blvd., Suite 900 Santa Monica, California 90401 Attention: Jeff Farron Facsimile: (310) 496-5399

GPS MLP Fund LP	c/o GPS Partners 100 Wilshire Blvd., Suite 900 Santa Monica, California 90401 Attention: Jeff Farron Facsimile: (310) 496-5399

Ben Van de Bunt and Laura Fox Living Trust DTD 10/101/98	518 Georgina Avenue Santa Monica, California 90402 Attention: Jeff Farron Facsimile: (310) 496-5399

Schedule B

Knee Family Trust DTD 3/7/00	47280 W. El Dorado Drive Indian Wells, California 92210 Attention: Jeff Farron Facsimile: (310) 496-5399

Agile Performance Fund LLC	c/o GPS Partners 100 Wilshire Blvd., Suite 900 Santa Monica, California 90401 Attention: Jeff Farron Facsimile: (310) 496-5399

ZLP Fund, L.P.	Zimmer Lucas Partners, LLC Harborside Financial Center Plaza 10, Suite 301 Jersey City, New Jersey Attention: Daniel M. Lynch Facsimile: (201) 716-1425

LB I Group Inc	399 Park Avenue, 9th Floor New York, New York 10022 Attention: Ashvin Rao

Lehman Brothers MLP Opportunity Fund L.P.	399 Park Avenue, 9th Floor New York, New York 10022 Attention: Michael J. Cannon

Lehman Brothers Inc.	1301 Avenue of the Americas New York, New York 10019 Attention: Tim Collins and Matias Bercun

The Cushing MLP Opportunity Fund I, LP	3300 Oak Lawn Avenue, Suite 650 Dallas, Texas 75219 Attention: Daniel L. Spears

The Cushing GP Strategies Fund, LP	3300 Oak Lawn Avenue, Suite 650 Dallas, Texas 75219 Attention: Daniel L. Spears

Continental Casualty Company	3300 Oak Lawn Avenue, Suite 650 Dallas, Texas 75219 Attention: Daniel L. Spears

Flinn Magellan, LLC	3 Greenwich Office Park, Second Floor Greenwich, Connecticut 06831 Attention: Sean Olesen

Double Black Diamond, L.P.	2100 McKinney Ave., Suite 1600 Dallas, Texas 75201 Attention: James Mooney

Schedule B

Black Diamond Partners, LP	2100 McKinney Ave., Suite 1600 Dallas, Texas 75201 Attention: James Mooney

Tortoise Energy Infrastructure Corporation	c/o Tortoise Capital Advisors, LLC 10801 Mastin Blvd., Suite 222 Overland Park, Kansas 66210 Attention: Zachary Hamel and Dave Schulte

AT MLP Fund, LLC	1700 Lincoln Street, Suite 2550 Denver, Colorado 80203-4500 Attention: Chris Lender and Paul McPheeters

Gracie Investing, LLC	12100 Wilshire Blvd., Suite 800 Los Angeles, California 90025 Attention: Vivian Y. Chen Facsimile: (310) 806-9288

FAMCO MLP Partners, LLC	8112 Maryland Avenue, Suite 400 Saint Louis, Missouri 63105 Attention: Quinn T. Kiley Facsimile: (314) 446-6707

Talkot Fund, LP	2400 Bridgeway, Suite 300 Sausalito, California 94965 Attention: T.J. Leverte

Credit Suisse Management LLC	1 Madison Avenue New York, New York 10010 2nd Floor Attention: Brian Avery

Royal Bank of Canada	Royal Bank of Canada One Liberty Plaza, Second Floor New York, New York 10006 Attention: David Weiner and Daniel Weinstein

Structured Finance Americas, LLC	Structured Finance Americas, LLC c/o Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005 Attention: Nicholas Bozzuto

Schedule B

Exhibit A – Form of Registration Rights Agreement

Exhibit A